Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April __, 2011, is made by and among Saratoga Resources, Inc., a Texas corporation (the “Company”), and the Purchaser identified on the signature page of this Agreement, together with its permitted transferees (the “Purchaser”).

RECITALS:

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, including Rule 506 of Regulation D promulgated thereunder.

B. The Purchaser desires to purchase and the Company desires to sell to the Purchaser, and to other purchasers (collectively, the “Purchasers”), upon the terms and conditions stated in this Agreement, an aggregate of up to 2,500,000 units (the “Unit(s)”), each Unit consisting of two (2) shares of Common Stock and one (1) Warrant.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 6.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale of Units. At the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company the number of Units set forth on the signature page to this Agreement. The purchase price for each Unit shall be $6.00 (the “Purchase Price”).

1.2 Closing. The closing of the transaction contemplated by this Agreement will take place on the first business day following satisfaction of the conditions set forth in Article 5 of this Agreement (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of the Company or at such other time(s) and place(s) (including by electronic exchange of facsimile signatures) as shall be agreed upon by the Company and the Purchaser; provided, however, that in the event that the Closing shall not have occurred by April 22, 2011, the Company and the Purchaser shall each have the right to terminate this Agreement by written notice to the other.

1.3 Payment.  At the Closing, (a) the Purchaser shall deliver to the Escrow Agent (as defined in Section 1.4 of this Agreement) funds in an amount equal to the aggregate Purchase Price of the Units as set forth on the signature page hereto (the “Aggregate Purchase Price”), which funds shall be delivered by means of wire transfer(s) in accordance with the wiring instructions set forth on Exhibit A attached hereto, and (b) the Company shall (i) deliver to the Purchaser a Warrant, in the form attached hereto as Exhibit B, evidencing the right to purchase one (1) share of Common Stock for each Unit purchased by Purchaser, and (ii) instruct its transfer agent (the “Transfer Agent”) to (x) immediately issue, and deliver to the Purchaser, stock certificates representing the number of Shares included in the Units purchased by Purchaser; and (y) provide written confirmation (which may be by email) of such issuance (an “Issuance Notice”) to the Escrow Agent.

1.4 Escrow Agent.

(a) Purchaser and the Company understand and agree that (i) Slattery, Marino & Roberts, a Professional Law Corporation, solely as an accommodation to the Company and Purchaser, has agreed to serve as the escrow agent (the “Escrow Agent”) for the transactions contemplated by this Agreement, (ii) the Escrow Agent is concurrently acting as the Company’s legal counsel in various matters and certain fees and expenses owed by the Company to the Escrow Agent may be paid by the Company out of the escrowed amounts, including fees incurred in connection with the transactions contemplated hereby, and (iii) the duties of the Escrow Agent are only ministerial in nature, and the Escrow Agent shall incur no liability and shall not be liable to the Purchaser, the Company or anyone else unless the Escrow Agent is finally judicially determined to have acted in bad faith.

(b) The Escrow Agent is hereby instructed to receive (i) the Aggregate Purchase Price to be deposited by Purchaser (the “Deposit”) and held in an attorney trust account designated by the Escrow Agent; (ii) original or copies of signature pages of this Agreement; and (iii) correspondence and instructions from the Transfer Agent, including the Issuance Notice.

(c) At the Closing, the Escrow Agent shall release to the Company the Deposit, representing the Aggregate Purchase Price.

(d) Purchaser and the Company acknowledge and agree that Escrow Agent will be using its firm trust account as the escrow account and that no interest on amounts held in escrow will be paid to the Purchaser or the Company under any circumstances, regardless of the amount of time such funds are held.

(e) Purchaser and the Company jointly and severally agree to indemnify and hold harmless the Escrow Agent from any and all fees, costs, expenses, damages, judgments, amounts paid in settlement, and any other liability incurred by Escrow Agent in connection with, relating to or arising from its performance as Escrow Agent hereunder.

(f) Escrow Agent will not release the funds deposited by the Purchaser to the Company until Escrow Agent receives an Issuance Notice from the Transfer Agent confirming that the Shares have been issued.

(g) By executing this Agreement, Purchaser and the Company are hereby irrevocably authorizing and instructing the Escrow Agent to return the Purchaser’s Aggregate Purchase Price to the Purchaser if the Closing has not occurred on or prior to five (5) business days following the receipt of the Deposit (the “Escrow Period”).

(h) The Escrow Agent is entitled to rely on the accuracy, act in reliance upon the contents and assume the genuineness of any written notification received by it from the Company, the Purchaser and the Transfer Agent.

(i) In the event of dispute regarding any instructions or notification the Escrow Agent may receive hereunder, Escrow Agent is under no obligation to bring an action or proceeding in court with respect to any escrowed amounts, but may continue to hold the escrowed amounts or return them to Purchaser at any time after the Escrow Period.

(j) Escrow Agent has no responsibilities or obligations as Escrow Agent, except as set forth in this Section 1.4.

(k) Escrow Agent is a third party beneficiary under this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the SEC Documents, the Company hereby represents and warrants to the Purchaser that:

2.1 Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Units in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Units) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as may otherwise be limited by state or federal securities laws or public policy underlying such laws.

2.3 Capitalization. The authorized capital stock of the Company, as of March 31, 2011 consists of 100,000,000 shares of Common Stock, $0.001 par value per share, of which 17,323,598 shares are issued and outstanding and 100,000 shares of blank check preferred stock, $0.001 par value per share, none of which have been designated. No shares of Common Stock are held in treasury as of March 31, 2011. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. Options to purchase an aggregate of 1,122,500 shares of Common Stock are outstanding as of March 31, 2011 and warrants to purchase an aggregate of 3,130,515 shares of Common Stock are outstanding as of March 31, 2011. Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The Company’s Certificate of Formation (as amended, the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Bylaws (as amended, the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.

2.4 Issuance of Units. The Units are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

2.5 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares and Warrant) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Units in accordance with the terms hereof, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

(c) The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.6 SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2010, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being collectively hereinafter referred to herein as the “SEC Documents”). Each Purchaser has had access to true and complete copies of the SEC Documents via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity or otherwise limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except, in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

2.7 Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.8 Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9 Absence of Litigation. Except as disclosed in the SEC Documents, as of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC of the Company or any current or former director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10 Intellectual Property Rights. The Company owns or possesses, or has a reasonable basis on which it believes it can obtain on reasonable terms, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as conducted as of the date hereof and, to its knowledge, as proposed to be conducted as described in the SEC Documents (the “Intellectual Property”). To the Company’s knowledge, the Company has not infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. There is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company in or to, or otherwise with respect to, any Intellectual Property.

2.11 Placement Agent. Other than its retention of Prosdocimi, Ltd with respect to certain non-U.S. investors, the Company has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby with Purchaser.

2.12 Investment Company. The Company is not and, after giving effect to the offering and sale of the Units, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.13 No Material Adverse Change. Since December 31, 2010, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since December 31, 2010, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) the Company has not incurred any material liabilities except in the ordinary course of business.

2.14 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.15 Foreign Corrupt Practices. Since January 1, 2006, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.16 Private Placement. Neither the Company nor its Subsidiary or any affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Units under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article 3 hereof, the issuance of the Units is exempt from registration under the Securities Act.

2.17 Taxes. The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and, except as disclosed in the SEC Documents, has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

2.18 Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) arise under the Company’s existing secured credit facilities, (ii) do not materially interfere with the use of such property by the Company or (iii) would not reasonably be expected to have a Material Adverse Effect.

2.19 Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

2.20 Related Party Transactions. All transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

2.21 Use of Proceeds. The Company shall use the net proceeds of the sale of the Units hereunder for development of the Company’s oil and gas properties, working capital and general corporate purposes.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company that:

3.1 Investment Purpose. The Purchaser is purchasing the Units for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Units or any arrangement or understanding with any other persons regarding the sale or distribution of such Units except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in accordance with the Securities Act.

3.2 Reliance on Exemptions. The Purchaser understands that the Units are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Units.

3.3 Information. The Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Units, that have been requested by the Purchaser, including, without limitation, the SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company regarding the Company, including without limitation, all aspects of the Company’s business, operations, financial condition, prospects, intellectual property and pending disputes. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement, it being agreed that the Company has not made and does not make any representations or warranties to any Purchaser expect as expressly set forth herein.

3.4 Accredited Investor.  The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”) and, if an entity, either (i) was not organized for the specific purpose of acquiring the Units, or (ii) each of its equity owners, members or partners, as the case may be, is an Accredited Investor.

3.5 Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Units involves a significant degree of risk, including, without limitation, (i) the Company’s need to extend, refinance or otherwise retire its existing debt facilities, (ii) the Company’s possible need for substantial funds in addition to the proceeds from the sale of the Units and from operations to fully develop its oil and gas properties; (iii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Units; (iv) the Purchaser may not be able to liquidate its investment; (v) transferability of the Units is extremely limited; (vi) in the event of a disposition of the Units, the Purchaser could sustain the loss of its entire investment; and (vii) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. The Purchaser acknowledges that risks factors related to the Company and an investment in the Company are more fully set forth in the SEC Documents and that Purchaser has reviewed such risk factors.

(b) The Purchaser is able to bear the economic risk of holding the Units for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Units; and

(c) The Purchaser has, in connection with the Purchaser’s decision to purchase Units, not relied upon any representations, warranties or other information (whether oral or written) of or related to the Company other than: (i) those representations and warranties of the Company specifically set forth herein and (ii) the information contained in the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Units, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted counsel to the Company.

3.6 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Units or an investment therein.

3.7 Transfer or Resale. The Purchaser understands that:

(a) the Units have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Units for an indefinite period of time because the Units may not be transferred unless (i) the resale of the Units is registered pursuant to an effective registration statement under the Securities Act; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Units to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Units are sold or transferred pursuant to Rule 144;

(b) any sale of the Units made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Units under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c) neither the Company nor any other person is under any obligation to register the resale of the Units under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.8 Legends.

(a) The Purchaser understands the certificates representing the Units will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Units):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(b) To the extent the resale of the Units is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 3.8(a) and any other legend not required by applicable law from such Units and (ii) cause its transfer agent to issue such Units without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Units. With respect to any Units for which restrictive legends are removed pursuant to this Section 3.8(b), the holder thereof agrees to only sell such Units when and as permitted by the effective registration statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

(c) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Units (i) following any sale of the Units pursuant to Rule 144, or (ii) if such Units are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Units under this Section 3.8(c), the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

3.9 Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.10 Residency. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature page hereto. If the Purchaser is a non-U.S. Person, the Purchaser agrees to deliver, along with this Agreement, an IRS Form W-9 certifying the Purchaser’s foreign status.

3.11 No Short Sales. Between the time the Purchaser learned about the Offering and the public announcement of the Offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock or any derivative thereof, nor has the Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock or any derivative thereof, including, without limitation, and in each case, in any transaction aimed, directly or indirectly, at affecting the price of the Common Stock for purposes of the transactions contemplated by this Agreement.

3.12 Acknowledgements Regarding Offering and Placement Agent. The Purchaser acknowledges that (i) the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising.

3.13 U.S. Patriot Act Representation. The Purchaser hereby represents and warrants that Purchaser is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Purchaser has complied with all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (1) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (2) the National Emergencies Act, 50 U.S.C. 1601-1651; (3) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (4) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (5) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (6) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (7) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (8) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

3.14 Residency; Foreign Securities Laws.  Unless the Purchaser resides, in the case of individuals, or is headquartered or formed, in the case of entities, in the United States, the Purchaser acknowledges that the Company will not issue any Units in compliance with the laws of any jurisdiction outside of the United States and the Company makes no representation or warranty that any Units issued outside of the United States have been offered or sold in compliance with the laws of the jurisdiction into which such Units were issued.  If the Purchaser is not a resident of or formed in the United States, the Purchaser warrants to the Company that (a) no filing is required by the Company with any governmental authority in the Purchaser’s jurisdiction in connection with the transactions contemplated hereby, (b) the Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the acquisition of the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units, and (c) the Purchaser’s acquisition of and payment for, and its continued ownership of the Units, will not violate any applicable securities or other laws of his, her or its jurisdiction.

ARTICLE 4

COVENANTS

4.1 Reporting Status. The Common Stock is registered under Section 12 of the Exchange Act. For a period of not less than one year from the Closing Date, the Company will use commercially reasonable efforts to timely file all documents with the SEC, and to avoid termination of its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2 Expenses. The Company and the Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.3 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4 Securities Laws Disclosure; Publicity. On or before 9:30 a.m., New York local time, on the fourth business day following the Closing Date, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement and shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. The Company shall not otherwise publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than in a registration statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure.

4.5 Sales by Purchaser. The Purchaser will sell any Units held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. The Purchaser will not make any sale, transfer or other disposition of the Units in violation of federal or state securities laws.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Units to the Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a) Receipt of Funds. The Escrow Agent shall have received immediately available funds in the full amount of the Aggregate Purchase Price for the Units being purchased hereunder as set forth on the signature page hereof.

(b) Representations and Warranties. The representations and warranties made by the Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Units.

(e) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g) No Governmental Prohibition. The sale of the Units by the Company shall not be prohibited by any law or governmental order or regulation.

5.2 Conditions to Purchaser’s Obligations at the Closing. The Purchaser’s obligation to complete the purchase and sale of the Units is subject to the waiver by the Purchaser or fulfillment as of the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Units.

(d) Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to the Purchaser or in such nominee name(s) as designated by the Purchaser in writing such number of Shares as equals two Shares for each Unit set forth on the signature page hereof or, if requested by the Purchaser, one or more certificates representing such Shares.

(e) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(f) No Governmental Prohibition. The sale of the Units by the Company shall not be prohibited by any law or governmental order or regulation.

ARTICLE 6

DEFINITIONS

6.1 “Aggregate Purchase Price” has the meaning set forth in Section 1.3.

6.2 “Agreement” has the meaning set forth in the preamble.

6.3 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

6.4 “Business Day” means a day Monday through Friday on which banks are generally open for business in Houston, Texas.

6.5 “Bylaws” has the meaning set forth in Section 2.3.

6.6 “Certificate of Incorporation” has the meaning set forth in Section 2.3.

6.7 “Closing” has the meaning set forth in Section 1.2.

6.8 “Closing Date” has the meaning set forth in Section 1.2.

6.9 “Common Stock” means the common stock, par value $0.001 per share, of the Company.

6.10 “Company” means Saratoga Resources, Inc., a Texas corporation.

6.11 “Deposit” has the meaning set forth in Section 1.4.

6.12 “Escrow Agent” has the meaning set forth in Section 1.4.

6.13 “Escrow Period” has the meaning set forth in Section 1.4.

6.14 “Evaluation Date” has the meaning set forth in Section 2.7.

6.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.16 “Financial Statements” means the financial statements of the Company included in the SEC Documents.

6.17 “Intellectual Property” has the meaning set forth in Section 2.10.

6.18 “Investment Company Act” has the meaning set forth in Section 2.12.

6.19 “Issuance Notice” has the meaning set forth in Section 1.3.

6.20 “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or financial condition of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

6.21 “Material Agreements” has the meaning set forth in Section 2.6.

6.22 “Offering” means the private placement of the Units contemplated by this Agreement and other similar Agreements with other Purchasers.

6.23 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

6.24 “Purchaser(s)” has the meaning set forth in the preamble and recitals, and their permitted transferees.

6.25 “Purchase Price” has the meaning set forth in Section 1.1.

6.26 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

6.27 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

6.28 “SEC” means the United States Securities and Exchange Commission.

6.29 “SEC Documents” has the meaning set forth in Section 2.6.

6.30 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

6.31 “Shares” means the shares of Common Stock included in the Units purchased hereunder.

6.32 “Subsidiary” of any person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

6.33 “Transfer Agent” has the meaning set forth in Section 1.3.

6.34 “Units” has the meaning set forth in the recitals and shall include both the Shares and the Warrants comprising the Units.

6.35 “Warrant(s)” means common stock purchase warrants, in the form attached hereto as Exhibit B, included in the Units purchased hereunder, each Warrant being exercisable to purchase one share of Common Stock at $5.00 per share for a term of twenty four (24) months.

ARTICLE 7

GOVERNING LAW; MISCELLANEOUS

7.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Houston, County of Harris, State of Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 7.5 shall be binding upon such party, including with respect to any Units purchased under this Agreement at the time outstanding and held by such party (including securities into which such Units are convertible and for which such Units are exercisable) and each future holder of all such securities.

7.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile transmission if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Saratoga Resources, Inc.
7500 San Felipe, Suite #675
Houston, TX 77063
	Facsimile:	(713) 458-1561
	Attention:	President

If to the Purchaser:

To the address set forth on the signature page hereto.

Each party will provide ten days’ advance written notice to the other parties of any change in its address.

7.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser; provided, however, that no such consent shall be required in connection with any acquisition of the Company or a majority of the outstanding shares of Common Stock or a sale of all or substantially all of the assets of the Company, in each case in a single or series of related transactions, or in the case of any other assignment by operation of law. The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

7.8 Third Party Beneficiaries. Except as provided for in Section 1.4, this Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchaser is entitled to seek temporary and permanent injunctive relief in any such case. The Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. The Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

7.12 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser herein shall survive for a period of one year following the date hereof.

 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

Name of Purchaser (Printed)

By:

Name (printed):

Title:

Address:

Country of Domicile:

Number of Units:

Aggregate Purchase Price: $

Tax ID No.:*

Contact Name:

Telephone:

Email:

Name in which the Units should be registered (if different):

Relationship between the Purchaser and the person or entity in whose name the Units should be registered (if different):

Agreed to and Accepted by:

SARATOGA RESOURCES, INC.

By:
Name:
Title:

 *

Non-U.S. Purchasers with no U.S. Tax Identification Number should complete and return IRS Form W-8.